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                                                                      EXHIBIT 3
                          CERTIFICATE OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                       SCHULLER INTERNATIONAL GROUP, INC.

                   PURSUANT TO SECTION 103 AND SECTION 242 OF
                         THE GENERAL CORPORATION LAW OF
                             THE STATE OF DELAWARE

         The undersigned, Charles L. Henry and Richard B. Von Wald, certify that they are the President and Secretary, respectively, of Schuller International Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and do hereby further certify as follows:

                  1. The name of the Company is Schuller International Group,
         Inc.

                  2. This Certificate of Amendment was unanimously approved by the Board of Directors of the Company and thereafter duly adopted by the stockholders thereof, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  3. Article I of the Certificate of Incorporation of the Company is hereby amended to read in its entirety as follows:

                                   ARTICLE I
                                      NAME

                  The name of the corporation is Johns Manville International Group, Inc. (the "Corporation").

         IN WITNESS WHEREOF, Schuller International Group, Inc. has caused this Certificate of Amendment to be signed by Charles L. Henry, its President, and attested by Richard B. Von Wald, its Secretary, this 29th day of April, 1997.

                                  SCHULLER INTERNATIONAL GROUP, INC.

                                        /s/ Charles L. Henry
                                  ----------------------------------
                                            Charles L. Henry

Attest:

/s/ Richard B. Von Wald
----------------------------
    Richard B. Von Wald


                                        Filed with the Secretary
                                        of State of Delaware
                                        on May 2, 1997.